Exhibit 99.1

Independent Auditor's Report

To the Board of Directors and Management of Novartis Pharma AG

We have audited the accompanying special purpose financial statements related to the worldwide rights to Tekturna® and Tekturna HCT® (in the United States of America) and Rasilez® and Rasilez HCT® (in the rest of the world) (the Products) of Novartis Group (Novartis), which comprise a statement of assets acquired as of December 31, 2015, the related statement of revenues and direct expenses for the year then ended and notes thereto.

Management's Responsibility for the Special Purpose Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the special purpose financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Novartis’ preparation and fair presentation of the special purpose financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the assets acquired as of December 31, 2015 and the revenues and direct expenses for the year then ended of the Products in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of matter

The accompanying special purpose financial statements were prepared in connection with Novartis’ divestment of the Products and, as described in Note 2, were prepared in accordance with an SEC waiver received by PDL Bio-Pharma Inc., for the purposes of PDL complying with Rule 3-05 of the Securities and Exchange Commission’s Regulation S-X. These special purpose financial statements are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Products in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our opinion is not modified with respect to this matter.

PricewaterhouseCoopers AG

/s/ Martin Kennard	/s/ Steve Johnson
Martin Kennard	Steve Johnson

Basel Switzerland, August 26, 2016

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group

Statement of Assets Acquired
Statement of Revenue and Direct Expenses
(in US Dollars)

For the year ended December 31, 2015

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

Statement of Revenue and Direct Expenses

Year ended
December 31, 2015
US $'000
Net revenue	153,581

Cost of goods sold	(62,457)

Direct expenses:
Marketing and sales	(3,455)
Development	(27,323)
Other expense	(1,600)
Total direct expenses	(32,378)
Excess of revenues over direct operating expenses	58,746

The notes, on the following pages, are an integral part of these Special Purpose Financial Statements.

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

Statement of Assets Acquired

As of
December 31, 2015
US $'000
Assets acquired

Non-current assets
Intangible assets	87,959
Total assets acquired	87,959

The notes, on the following pages, are an integral part of these Special Purpose Financial Statements.

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

1. Description of Business

On May 24, 2016, Novartis Group (Novartis) entered into an Asset Purchase Agreement (the Agreement) with Noden Pharma DAC (Noden) for the worldwide divestment of Tekturna® and Tekturna HCT® in the United States and Rasilez® and Rasilez HCT® in the rest of the world (collectively the Products). The Agreement provides for the sale of the worldwide rights to manufacture and commercialize the Products for a consideration of USD 199 million. The transaction closed on July 1, 2016.

The Products are used for the treatment of hypertension. Some steps in the manufacturing process of the Products are undertaken by external suppliers.

Novartis entered into a separate Supply Agreement, to manufacture and supply the Products to Noden and provide additional transition services, for a limited period of time until the earlier of the approval of manufacturing transfer (or sourcing from a third party manufacturer) or three years from closing, to avoid interruption of supply of the Products.

2. Basis of preparation of the Special Purpose Financial Statements

These special purpose financial statements were prepared to present the net assets sold pursuant to the Agreement and the revenue and direct expenses related to the net assets sold. They have been prepared in connection with an equity investment by PDL Bio-Pharma Inc. (PDL) in Noden and will be included in an 8-K filing of PDL as required by S-X rule 3-05 of the U.S Securities and Exchange Commission (SEC). The basis of preparation describes how these special purpose financial statements have been prepared.

These special purpose financial statements have been prepared in accordance with the pre-clearence letter sent to the SEC by PDL on May 24, 2016 and on basis, of those assets, which are directly attributable to the Products and are identified in the Agreement as being transferred to Noden. Hence these special purpose financial statements are not intended to provide a complete presentation of the Products in Noden’s financial possession, results of operations or cash flows in conformity with the International Financial Reporting Standards (IFRS). The financial statements do not necessarily represent the assets, liabilities, revenue and expenses of the Products had it been operated as a separate independent business and may therefore not be indicative of the financial position and financial performance that would have been achieved if operated as an independent entity or of future results of the Products.

Throughout the periods covered by the special purpose financial statements, the operations relating to the Products and relating to the assets to be sold were not segregated within separate legal entities but were conducted as part of Novartis. Historically Novartis has not maintained separate records for these Products. These special purpose financial statements, including the accompanying notes, have been derived from the consolidated financial statements and the underlying historical accounting records of Novartis. The accounting policies herein are reflective of those used for the historical Novartis consolidated financial statements, which were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

In accordance with the Agreement, Noden acquired certain intellectual property and did not acquire the assets and liabilities such as trade receivables, inventory or trade payables related to the Products. Novartis has retained financial responsibility for any liabilities relating to Products sold prior to the transaction closing, with Noden assuming financial responsibility for any liabilities relating to Products sold after closing. Novartis is to supply the Products to Noden for a limited period starting from July 1, 2016 under a separate supply agreement.

The special purpose financial statements include a Statement of Assets Acquired as well as a Statement of Revenue and Direct Expenses for the Products incurred by Novartis attributable to the Products as discussed below.

The allocations and estimates in the Statement of Revenue and Direct Expenses are based on assumptions that Novartis management believes are reasonable.

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

2. Basis of preparation of the Carve-out Special Purpose Statements (continued)

The special purpose financial statements are presented in US dollars. Some of the transactions related to the Products were denominated in currencies other than US dollars. These transactions have been translated into US dollars using the following exchange rates:

•	Income and expenses using the monthly average exchange rate with the US dollar values for each month being aggregated during the year

•	Assets acquired, using year-end exchange rates

The basis for the preparation of these special purpose statements are as follows:

•
Net revenue in the accompanying Statement of Revenue and Direct Expenses represent net revenue directly attributable to the Products. Costs and expenses in the accompanying Statement of Revenue and Direct Expenses represent direct and allocated costs and expenses related to the Products. All intercompany transactions have been eliminated.

•
The Statement of Revenue and Direct Expenses exclude allocation of expenses relating to Novartis corporate level indirect activities as well as general and administrative support functions (such as finance and accounting, treasury, human resources, public relations, information systems and legal) as they are not associated with the revenue generating operations of the Products.

•
The funding and management of Novartis operations (including the Products) are performed on a consolidated basis; accordingly, costs of funding the operations, including debt and related interest expense were not allocated to the Products. Novartis also maintains its tax functions on a consolidated basis; accordingly, tax expense was not allocated to the Products.

•
Cash receipts and disbursements relating to the Products are aggregated with in the cash for the entire operations of Novartis. As the Products have historically been managed as part of the operations of Novartis and have not been operated as a stand-alone business, it is neither practicable nor does sufficient data exist to prepare separate historical cash flow information for the Products’ operating, investing, and financing cash flows, therefore, statements of cash flows are not presented.

3. Summary of Significant Accounting Policies

3.1 Revenue Recognition

Revenue is recognized on the sale of the Products and recorded as Net Revenue in the Statement of Revenue and Direct Expenses when there is persuasive evidence that a sales arrangement exists, title and risks and rewards for the Products are transferred to the customer, the price is determinable and collectability is reasonably assured. When contracts contain customer acceptance provisions, sales are recognised upon the satisfaction of the acceptance criteria.

Provisions for rebates, and discounts granted to government agencies, wholesalers, retail pharmacies, managed care organizations and other customers are recorded as a reduction to revenue at the time the related revenue is recorded or when the incentives are offered. These are calculated based on historical experience and the specific terms of the agreements.

Cash discounts are offered to customers to encourage prompt payment and are recorded as revenue deductions. When there is historical experience of Novartis agreeing to customer returns and Novartis can reasonably estimate expected future returns, a provision is recorded for estimated sales returns. In doing so, the estimated rate of returns is applied, determined based on historical experience or considering any other relevant factors. Where shipments are made on a re-sale or return basis, without sufficient historical experience for estimating sales returns, revenue is only recorded when there is evidence of consumption or when the right of return has expired.

Provisions for revenue deductions are adjusted to actual amounts as rebates, discounts and returns are processed. The provision represents estimates of the related obligations, requiring the use of judgment when estimating the effect of these sales deductions.

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

3. Summary of Significant Accounting Policies (continued)

3.2 Cost of goods sold

Cost of goods sold includes the manufacturing and acquisition cost of the Products, amortization of the intangible assets, reversal of prior year impairment charges related to the Products and an allocation of indirect costs and costs of supporting functions, facilities and services shared by the Products with other Novartis Pharma Products. Certain steps in the manufacture of the Products are performed by third party suppliers. Indirect costs include an allocation of cost of internal manufacturing within Novartis Group together with the cost of third party external suppliers. Indirect costs are allocated based on the net revenue ratio of the Products to the total revenues of Novartis Pharma Group.

Inventory is valued at acquisition or production cost determined on a first-in first-out basis. This value is used for Cost of goods sold in the Statement of Revenue and Direct Expenses. Unsaleable inventory is fully written off under Cost of goods sold.

3.3 Marketing and Sales

Marketing and sales costs consist of cost incurred related to the Products.

3.4 Development

Development costs are fully charged to the Statement of Revenue and Direct Expenses in the period which they are incurred. Payments made to third parties such as contract development organizations for sub-contracted development are expensed as development costs.

3.5 Healthcare contributions

In certain countries outside the US, there is a requirement for pharmaceutical companies to make contributions to their country healthcare costs. The amounts to be paid depend on various criteria such as revenue compared to certain targets or market share. There is considerable judgment required in estimating these contributions as not all data is available at the time when the estimates need to be made. These contributions are recognized in Other expense.

The US Healthcare Reform fee was introduced in 2011. This fee is an annual levy to be paid by US pharmaceutical companies based on qualifying revenues as a percentage of the prior year’s government-funded program revenues. This fee is recognized in Other expense. The estimated impact of the fee is trued up as updated information becomes available.

3.6 Intangible Assets

Intangible assets represent the cost of acquired intellectual property, patents, distribution rights, product trade names and post-approval regulatory mandated development activities.

Intangible assets are amortized over their estimated useful life on a straight line basis and are evaluated for potential impairment or reversal of impairment whenever facts and circumstances indicate that the carrying value might not be recoverable or there is improvement in the recoverable amount.

If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to the recoverable amount. An impairment loss is recognized immediately in the income statement.

Where an impairment loss subsequently reverses the carrying amount of the asset, the carrying amount is increased to the revised estimate of its recoverable amount, not to exceed the carrying amount that would have been determined if no impairment loss had been recognized for the asset in prior years. A reversal of an impairment loss is recognized immediately in the Statement of Revenue and Direct Expenses.

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

3. Summary of Significant Accounting Policies (continued)

3.7 Retirement and Pension Plans

Included in the direct expenses relating to the Products are personnel costs of employees that are covered under various retirement, medical and pension plans which are sponsored by Novartis or its affiliates. Benefit expenses associated with these plans, charged to the Products as direct expenses for the participation of employees in such plans, are included in the Statement of Revenue and Direct Expenses under cost of goods sold, marketing and sales, and development expenses. The expenses recorded associated with these plans for the year ended December 31, 2015 were not significant.

4. Key accounting judgements and estimates

The preparation of these Special Purpose Financial Statements requires management to make certain estimates and assumptions that affect the reported amounts of assets, revenue and expenses. Such estimates and assumptions are made in conformity with IFRS. Actual outcomes and results could differ from these estimates and assumptions. Also, as discussed in Note 2 and Note 3.2, these Special Purpose Financial Statements include allocations and estimates that are not necessarily indicative either of the costs and assets that would have resulted if the Products had been operated as a separate business, or of the future results of the Products.

4.1 Revenue

Gross revenue is reduced by rebates, discounts, allowances and product returns given or expected to be given, which vary by product arrangements and buying groups. These arrangements with purchasing organizations are dependent upon the submission of claims after the initial recognition of the revenue. At the time of sale accruals are made for the estimated rebates, discounts or allowances payable or returns to be made, based on available market information and historical experience. Because the amounts are estimated they may not fully reflect the final outcome, and the amounts are subject to change dependent upon, amongst other things, the types of buying group and product sales mix. The level of accrual is reviewed and adjusted regularly in the light of contractual and legal obligations, historical trends, past experience and projected market conditions. Market conditions are evaluated using wholesaler and other third party analyses, market research data and internally generated information. Future events could cause the assumptions on which the accruals are based to change and could affect the future results for the Products.

Year ended
December 31, 2015
US $'000
Gross revenue subject to deductions	209,944
Revenue deductions	(56,363)
Net revenue	153,581

Tekturna®, Tekturna HCT®, Rasilez® and Rasilez HCT® Product Lines of Novartis Group
Special Purpose Financial Statements

5. Intangible Assets

2015
US $'000
Cost
January 1	361,176
Additions	0
Currency translation effects	358
December 31	361,534

Accumulated amortization
January 1	(294,416)
Amortization charge	(20,650)
Reversal of impairment	42,392
Currency translation effects	(901)
December 31	(273,575)
Net book value at December 31	87,959

In the fourth quarter 2015, based on recent regulatory developments, Novartis reassessed the Product’s future costs and revenues which resulted in an increase in the fair value of the Products and as a consequence a reversal of the previously recognized impairment was recorded in the fourth quarter 2015.

6. Subsequent Events

Novartis Group has evaluated subsequent events as they relate to the Products for potential recognition or disclosures through to July 1, 2016, the date on which risk and rewards of the Products was transferred to Noden, and has determined there are no subsequent events to be reporting in the accompanying statements.

On August 26, 2016 Novartis Group management approved these Special Purpose Financial Statements.